Exhibit 99.2

PRESS RELEASE

FOR IMMEDIATE RELEASE
Contact:
Flow Investor Relations
Geoffrey Buscher
253-813-3286
investors@flowcorp.com
FLOW INTERNATIONAL ANNOUNCES INTENT FOR COMMON STOCK OFFERING
Kent, WA – September 1, 2009 – Flow International Corporation (NASDAQ: FLOW), the world’s leading developer and manufacturer of industrial waterjet machines for cutting and cleaning applications, today announced its intention to offer, subject to market and other customary conditions, up to 9 million shares of common stock through Roth Capital Partners, LLC.
The shares described above are being offered by Flow pursuant to a registration statement previously filed and declared effective by the Securities and Exchange Commission on July 16, 2009. Flow intends to use the net proceeds from this offering for the repayment of debt under its credit facility and for general corporate purposes.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Copies of the base prospectus relating to this offering may be obtained at the SEC’s website at http://www.sec.gov.
About Flow International
Flow International Corporation is the world’s leading developer and manufacturer of ultrahigh-pressure waterjet cutting technology to industries including automotive, aerospace, job shop, surface preparation, and more. For more information, visit www.flowcorp.com.
This press release contains forward-looking statements relating to future events or future financial performance that involve risks and uncertainties. The words “believe,” “expect,” “intend,” “anticipate,” variations of such words, and similar expressions identify forward-looking statements but their absence does not mean that the statement is not forward-looking. These statements are only predictions and actual results could differ materially from those anticipated in these statements based on a number of risk factors, including those set forth in the April 30, 2009 Flow International Corporation Form 10-K Report, filed with the Securities and Exchange Commission. Forward- looking statements in this press release include, without limitation, statements regarding the offering of common stock. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this announcement.
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